EXHIBIT 32
CERTIFICATION
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     I, Vincent A. Forlenza, the Chief Executive Officer of Becton, Dickinson and Company, certify that:
1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.
Date: November 23, 2011

/s/ Vincent A. Forlenza
Vincent A. Forlenza
Chief Executive Officer and President

CERTIFICATION
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
I, David V. Elkins, the Chief Financial Officer of Becton, Dickinson and Company, certify that:
1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.
Date: November 23, 2011

/s/ David V. Elkins
David V. Elkins
Executive Vice President and Chief Financial Officer